Exhibit 10.15

GUARANTY AGREEMENT

Dated as of January 20, 2005

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to provide additional security to Banknorth, National Association, a national banking association, acting as trustee (the “Trustee”) under a Loan and Trust Agreement dated as of January 1, 2005 (the “Agreement”) among the Business Finance Authority of the State of New Hampshire (the “Authority”), Pennichuck East Utility, Inc. (the “Borrower”) and the Trustee, pursuant to which the Authority has issued $1,170,000 Water Facility Revenue Bonds (Pennichuck East Utility, Inc. Project) Series 2005D (the “Bonds”), the undersigned, Pennichuck Corporation, a New Hampshire corporation, hereby: (a) absolutely and unconditionally guarantees to the Trustee, for the benefit of the Bondowners, the full and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise in accordance with the terms of the Agreement, of any and all present and future debts, liabilities and obligations owed by the Borrower to the Trustee evidenced by or arising out of the Agreement and any and all extensions, renewals, modifications, supplements or amendments thereto or thereof and any related agreements (the “Indebtedness”), and (b) absolutely and unconditionally guarantees to the Trustee, for the benefit of the Bondowners, the full and timely performance by the Borrower of all of its obligations under the Agreement.

1. No act or thing need occur to establish the liability of the undersigned hereunder, and no act or thing, except full payment and discharge of all Indebtedness, shall in any way exonerate the undersigned hereunder or modify, reduce, limit or release the liability of the undersigned hereunder. This is an absolute, unconditional and continuing guaranty of payment of the Indebtedness. The dissolution or adjudication of bankruptcy of the undersigned shall not revoke this Guaranty Agreement (this “Guaranty Agreement”).

2. The undersigned represents and warrants to the Trustee that (a) the undersigned has a direct and substantial economic interest in the Borrower and expects to derive substantial benefits therefrom and from the issue of the Bonds and other transactions and events resulting in the creation of Indebtedness guaranteed hereby (this Guaranty Agreement shall be effective and enforceable by the Trustee without regard to the receipt, nature or value of any such benefits); (b) the undersigned is a corporation duly organized, validly existing and in good standing under the laws of the State of New Hampshire (the “State”), has power to enter into this Guaranty Agreement and by proper corporate action has duly authorized the execution and delivery of this Guaranty Agreement; (c) the undersigned is in good standing and is duly licensed or qualified to transact business in the State and in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary; (d) the undersigned has been fully authorized to execute and deliver this Guaranty Agreement under the terms and provisions of the resolutions of its board of directors, or by other appropriate official approval, and further represents, covenants and warrants that all requirements have been met, and procedures have occurred in order to ensure the enforceability of this Guaranty Agreement and this Guaranty Agreement has been duly authorized, executed and delivered; (e) the officer of the undersigned executing this Guaranty Agreement and any related documents has been duly authorized to execute and deliver this Guaranty Agreement and such related documents under the terms and provisions of a resolution of the undersigned’s directors; (f) this Guaranty Agreement constitutes a valid and legally binding obligation of the undersigned enforceable against the undersigned in accordance with its respective terms, except to the extent limited by bankruptcy, reorganization or other laws of general application relating to effecting the enforcement of creditors’ rights; and (g) the execution and delivery of this Guaranty Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms and conditions hereof do not and will not violate any law, rule, regulation or order, conflict with or result in a breach of any of the terms or conditions of the articles of incorporation or bylaws of the undersigned or of any restriction or of any agreement or instrument to which the undersigned is now a party and does not and will not constitute a default under any of the foregoing or result in the creation or imposition of any liens, charges or encumbrances of any nature upon any of the property or assets of the undersigned contrary to the terms of any instrument or agreement to which the undersigned is a party or by which it is bound.

3. If the undersigned shall be or become bankrupt or insolvent (however defined), then the Trustee shall have the right to declare immediately due and payable, and the undersigned shall forthwith pay to the Trustee, the full amount of all Indebtedness whether due and payable or unmatured. If the undersigned voluntarily commences or there is commenced involuntarily against the undersigned a case under the United States Bankruptcy Code, the full amount of all Indebtedness, whether due and payable or unmatured, shall be immediately due and payable without demand or notice thereof.

4. The undersigned shall not exercise or enforce any right of contribution, reimbursement, recourse or subrogation available to the undersigned as to any Indebtedness, or against any person liable therefor, or as to any collateral security therefor, unless and until all Indebtedness shall have been fully paid and discharged.

5. The undersigned shall pay or reimburse the Trustee for all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Trustee in connection with the protection, defense or enforcement of this Guaranty Agreement in any litigation or bankruptcy or insolvency proceedings.

6. The liability of the undersigned shall not be affected or impaired by any of the following acts or things (which the Trustee is expressly authorized to do, omit or suffer from time to time, both before and after revocation of this Guaranty Agreement, without consent or approval by or notice to the undersigned): (a) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all Indebtedness; (b) one or more extensions or renewals of Indebtedness (whether or not for longer than the original period) or any modification of the interest rates, maturities or other contractual terms applicable to any Indebtedness; (c) any waiver or indulgence granted to the Borrower, any delay or lack of diligence in the enforcement of Indebtedness, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any Indebtedness; (d) any full or partial release of, compromise or settlement with, or agreement not to sue, the Borrower or any other guarantor or other person liable in respect of any Indebtedness; (e) any release, surrender, cancellation or other discharge of any evidence of Indebtedness or the acceptance of any instrument in renewal or substitution therefor; (f) any failure to obtain collateral security (including rights of setoff) for Indebtedness, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security; or any modification, alteration, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any collateral security; (g) any collection, sale, lease or disposition of, or any other foreclosure or enforcement of or realization on, any collateral security; (h) any assignment, pledge or other transfer of any Indebtedness or any evidence thereof; (i) any manner, order or method of application of any payments or credits upon Indebtedness; or (j) any election by the Trustee under Section 1111(b) of the United States Bankruptcy Code. The undersigned waives any and all defenses and discharges available to a surety, guarantor, or accommodation co-obligor.

7. The undersigned waives any and all defenses, claims, setoffs, and discharges of the Borrower or any other obligor, pertaining to Indebtedness, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, the undersigned shall not assert, plead or enforce against the Trustee any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to the Borrower or the Authority or any other person liable in respect of any Indebtedness, or any setoff available against the Trustee to the Borrower or any other such person, whether or not on account of a related transaction. The undersigned expressly agrees that the undersigned shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing Indebtedness, whether or not the liability of the Borrower or any other obligor for such deficiency is discharged pursuant to statute or judicial decision. The liability of the undersigned shall not be affected or impaired by any voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting the Borrower or any of their respective assets. The undersigned shall not assert, plead or enforce against the Trustee any claim, defense or setoff available to the undersigned against the Borrower.

8. The undersigned waives presentment, demand for payment, notice of dishonor or nonpayment, and protest of any instrument evidencing Indebtedness. The Trustee shall not be required first to resort for payment of the Indebtedness to the Borrower or other persons, or their properties, or first to enforce, realize upon or exhaust any collateral security for Indebtedness, before enforcing this Guaranty Agreement.

9. If any payment applied by the Trustee to Indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Borrower or any other obligor), the Indebtedness to which such payment was applied shall for the purpose of this Guaranty Agreement be deemed to have continued in existence, notwithstanding such application, and this Guaranty Agreement shall be enforceable as to such Indebtedness as fully as if such application had never been made.

10. The liability of the undersigned under this Guaranty Agreement is in addition to and shall be cumulative with all other liabilities of the undersigned to the Trustee as guarantor, surety, endorser, accommodation co-obligor or otherwise of any Indebtedness or obligation of the Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

11. This Guaranty Agreement shall be effective upon delivery to the Trustee without further act, condition or acceptance by the Trustee, shall be binding upon the undersigned and the successors and assigns of the undersigned and shall inure to the benefit of the Trustee and its participants, successors and assigns. Any invalidity or unenforceability of any provision or application of this Guaranty Agreement shall not affect other lawful provisions and application hereof, and to this end the provisions of this Guaranty Agreement are declared to be severable. This Guaranty Agreement may not be waived, modified, amended, terminated, released or otherwise changed except by a writing signed by the undersigned and the Trustee. This Guaranty Agreement shall be governed by the laws of the State. The undersigned waives notice of the Trustee’s acceptance hereof and waives the right to trial by jury in any action based on or pertaining to this Guaranty Agreement.

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EXECUTION/ACKNOWLEDGEMENT PAGE FOLLOWS]

IN WITNESS THEREOF, this Guaranty Agreement has been executed by the undersigned as of the day and year first above written.

PENNICHUCK CORPORATION, a New Hampshire corporation

By:	/s/ Charles J. Staab
Name:	Charles J. Staab
Its:	Vice President, Treasurer and Chief Financial Officer